                                                       Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                                    (CLASS A)

Yield As Of December 31, 1996

2        [(   100,575.46  -  5,581.72 +1)6 - 1 ]
           --------------------------
         [((2,381,570.957)     (10.20)  )      ]

         2[(1.003910491)6 - 1]

         2[(1.023693524) - 1]

             2  (.023693524)

Yield    =   .0474 or 4.74%

Average Annual Total Return As Of December 31, 1996 (with deduction of sales charge)

1.     Average Total Return For 1 Year = -2.40%

       1000         (1+T) 1              =           975.99
                    (1+T) 1              =          .97599
                     1+T                 =          .976
                       T                 =         (.0240)

2.     Average Total Return For 5 Years = +4.50%

       1000         (1+T) 5              =         1,246.17
                    (1+T) 5              =         1.24617
                   ((1+T) 5)1/5          =        (1.24617)1/5
                     1+T                 =         1.0450
                       T                 =          .0450

3.     Average Total Return For 10 Years = +5.33%

       1000         (1+T) 10             =         1,680.29
                   ((1+T) 10)1/10        =        (1.68029)1/10
                     1+T                 =         1.0533
                       T                 =          .0533

                                                       Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                                    (CLASS A)

Average Annual Total Return As Of December 31, 1996 (without deduction of sales charge)

1.     Average Total Return For 1 Year = +2.51%

             1000         (1+T) 1          =         1,025.09
                          (1+T) 1          =         1.02509
                           1+T             =         1.02509
                             T             =          .0251

2.     Average Total Return For 5 Years = +5.53%

             1000         (1+T) 5          =         1,308.59
                          (1+T) 5          =         1.30859
                         ((1+T) 5)1/5      =        (1.30859)1/5
                           1+T             =         1.0553
                             T             =          .0553

3.     Average Total Return For 10 Years = +5.84%

            1000         (1+T) 10          =         1,763.56
                        ((1+T) 10)1/10     =        (1.76356)1/10
                          1+T              =         1.0584
                            T              =          .0584

                                                       Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                                    (CLASS B)

Yield As Of December 31, 1996

2        [ (   6,015.65  -  2,360.29 /1)6 - 1 ]
            ------------------------
         [ ((142,447.319)      (9.73)  )      ]

         2 [ (1.002637323)6 - 1]

         2 [ (1.01592864) - 1]

              2  (.01592864)

Yield         =     .0319 or 3.19%

                                                       Item 24.b. Exhibit (16)

                        TAX EQUIVALENT YIELD COMPUTATION
                            (AS OF DECEMBER 31, 1996)

CLASS A

Regular Yield - +4.74%

TAX EQUIVALENT YIELD FOR 15% TAX BRACKET:

1-.15 = .85
4.74 / .85 = 5.5765 = 5.58%

TAX EQUIVALENT YIELD FOR 28% TAX BRACKET:

1-.28 = .72
4.74 / .72 = 6.5833 = 6.58%

CLASS B

Regular Yield - +3.19%

TAX EQUIVALENT YIELD FOR 15% TAX BRACKET:

1-.15 = .85
3.19 / .85 = 3.7529 = 3.75%

TAX EQUIVALENT YIELD FOR 28% TAX BRACKET:

1-.28 = .72
3.19 / .72 = 4.4306 = 4.43%

                                                       Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                           AVERAGE ANNUAL TOTAL RETURN

B SHARES

Total Return from January 1, 1996, to December 31, 1996. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 9.95 = 100.503 shares.

Ending value of initial investment at December 31, 1996, NAV price = 100.503 shares x 9.73 = $977.89.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
3.549 shares x 9.73 = $34.53.

Contingent deferred sales charge = 1,000 x .05 = $50.

Total ending redeemable value:                      977.89
                                                     34.53

                                               -    (50.00)
                                                    962.42

Total Return:                         962.42 - 1,000 = (37.58)
                                      (37.58) / 1,000 = -3.76%

                 -----------------------------------------------


Calendar 1996        % change
                     = value at end of year...............      962.42
                     less value at beginning..............    1,000.00
                                                              ---------
                                                                (37.58)

Change                                (37.58)
                                      -------
Beginning Value                        1,000     =   -3.76%

                                                       Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 (WITHOUT CDSC)

B SHARES

Total Return from January 1, 1996, to December 31, 1996. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 9.95 = 100.503 shares.

Ending value of initial investment at December 31, 1996, NAV price = 100.503 shares x 9.73 = $977.89.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
3.549 shares x 9.73 = $34.53.

Total ending redeemable value:                      977.89

                                                     34.53
                                                  1,012.42

Total Return:                         1,012.42 - 1,000 = 12.42
                                      12.42 / 1,000 = +1.24%

                 -----------------------------------------------


Calendar 1996          % change
                       = value at end of year...............    1,012.42
                       less value at beginning..............    1,000.00
                                                                --------
                                                                   12.42

Change                                12.42
                                      -----
Beginning Value                       1,000      =   +1.24%

                                                       Item 24.b. Exhibit (16)

                             AGGREGATE TOTAL RETURN

SECURITY TAX-EXEMPT FUND - CLASS A

For the period of 12/31/86 to 12/31/96 (with deduction of sales charge)

         Initial Investment                        =         $1,000
         Ending Value Of Investment                =          1,680
                                                              -----
         Net Increase In Value                     =         $  680

Total Return -             NET INCREASE            =            680  =  68%
                          --------------
                        initial investment         =          1,000

For the period of 12/31/86 to 12/31/96 (without deduction of sales charge)

         Initial Investment                        =         $1,000
         Ending Value Of Investment                =          1,764
                                                              -----
         Net Increase In Value                     =         $  764

Total Return -             NET INCREASE            =            764  =  76%
                          --------------
                        initial investment         =          1,000


SECURITY TAX-EXEMPT FUND - CLASS B

For the period of 10/19/93 to 12/31/96 (with deduction of 3% CDSC charge)

         Initial Investment                        =        $1,000
         Ending Value Of Investment                =         1,009
                                                             -----
         Net Increase In Value                     =        $    9

Total Return -             NET INCREASE            =              9  =  1%
                          --------------                   --------
                        initial investment         =       1,000.00

For the period of 10/19/93 to 12/31/96 (without deduction of CDSC charge)

         Initial Investment                        =         $1,000
         Ending Value Of Investment                =          1,039
                                                              -----
         Net Increase In Value                     =         $   39

Total Return -             NET INCREASE            =             39  =  4%
                          --------------                    -------
                        initial investment         =          1,000

                                                       Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                     TOTAL RETURN FROM 12/31/86 TO 12/31/96

CLASS A SHARES

Value of $1,000 investment invested on December 31, 1986, at December 31, 1996, was $1,721.

(Without Deduction of Sales Charge)

                  1,721 / 1,000 = 72.1%

                             ENDING OF    INCREASE
            BEGINNING OF     YEAR VALUE      IN          BEGINNING
    YEAR    YEAR VALUE       AT 12/31       VALUE          VALUE
--------------------------------------------------------------------------------
    1987        1,000            987          (13)    /     1,000   =    -1.3%
    1988          987          1,088          101     /       987   =   +10.2%
    1989        1,088          1,136           48     /     1,088   =    +4.4%
    1990        1,136          1,206           70     /     1,136   =    +6.2%
    1991        1,206          1,348          142     /     1,206   =   +11.8%
    1992        1,348          1,446           98     /     1,348   =    +7.3%
    1993        1,446          1,624          178     /     1,446   =   +12.3%
    1994        1,624          1,490         (134)    /     1,624   =    -8.3%
    1995        1,490          1,721          231     /     1,490   =   +15.5%
    1996        1,721          1,764           43     /     1,721   =    +2.5%

This assumes reinvestment of all dividends.

         Initial Investment                        =           $1,000
         Ending Value Of Investment                =            1,721
                                                                -----
         Net Increase In Value                     =           $  721

Total Return -             NET INCREASE            =              721  =  72.1%
                          --------------                       ------
                        initial investment         =            1,000

                                                       Item 24.b. Exhibit (16)

                             AGGREGATE TOTAL RETURN

Security Tax-Exempt Fund (Class B Shares) Quotation of Total Return for the Period of October 19, 1993, (date of inception) through December 31, 1996 (without deduction of the CDSC charge).

         Initial Investment = $1,000.00

        ENDING      BEGINNING     INCREASE   INCREASE     BEGINNING         %
        VALUE         VALUE       IN VALUE   IN VALUE       VALUE       INCREASE
        -----         -----       --------   --------       -----       --------
Year 1    998    -    1,000   =       -2         -2   /     1,000   =   -0.20%
Year 2    903    -      998   =      -95        -95   /       998   =   -9.50%
Year 3  1,033    -      903   =      130        130   /       903   =   14.30%
Year 4  1,045    -    1,033   =       12         12   /     1,033   =    1.20%


         Initial Investment                        =        $1,000
         Ending Value Of Investment                =         1,045
                                                             -----
         Net Increase In Value                     =        $   45

Total Return -             NET INCREASE            =            45  =  4.50%
                          --------------                    ------
                        initial investment         =         1,000